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                                   Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

A.   JDN Realty Corporation Subsidiaries                  State of Incorporation
                                                          or Organization

     Black Cherry Limited Liability Company                        Colorado
     JDN Realty AL, Inc.                                           Alabama
     JDN Realty Corporation, GP, Inc.                              Delaware
     Georgia Finance Corporation                                   Delaware
     JDN West Allis Associates Limited Partnership                 Georgia
     JDN Realty LP, Inc.                                           Delaware
     JDN Realty Holdings, L.P.                                     Georgia
     Canal Street Partners, LLC                                    Michigan
     Chesterfield Exchange, LLC                                    Georgia
     Fayetteville Exchange, LLC                                    Georgia
     JDN Development Company, Inc.                                 Delaware

     (1)   JDN Development Company Subsidiaries:
           ------------------------------------

           Fayetteville Black Investment, Inc.                     Georgia
           Pecan Park, LLC                                         Mississippi
           Mitchell Bridge Associates, Inc.                        Georgia
           JDN of Alabama Realty Corporation                       Alabama
           JDN Intermountain Development Corp.                     Delaware
           Metro Station Development Company LLC                   Mississippi
           WHF, Inc.                                               Georgia
           JDN Development Investment, L.P.                        Georgia
           JDN Development LP Inc.                                 Delaware
           Hickory Hollow Exchange, LLC                            Georgia
           St. John Crossings, LLC/1/                              Missouri

     (2)   Entities in which JDN Development Investment, L.P. is the General
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           Partner and JDN Realty Holdings, L.P. is the Limited Partner
           ------------------------------------------------------------

           JDN Real Estate - Gulf Breeze II, L.P.                  Georgia
           JDN Real Estate - Hamilton, L.P.                        Georgia
           JDN Real Estate - McDonough, II, L.P.                   Georgia
           JDN Real Estate - Mesquite, L.P.                        Georgia
           JDN Real Estate - Overland Park, L.P.                   eorgia
           JDN Real Estate - Lakeland, L.P.                        Georgia
           JDN Real Estate - Fayetteville, L.P.                    Georgia
           JDN Real Estate - Sacramento, L.P.                      Georgia
           JDN Real Estate - Stone Mountain, L.P.                  Georgia
           JDN Real Estate - Norwood, L.P.                         Georgia

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           JDN Real Estate - McKinney, L.P.                        Georgia
           JDN Real Estate - Frisco, L.P.                          Georgia
           JDN Real Estate - Pooler, L.P.                          Georgia
           JDN Real Estate - Erie, L.P.                            Georgia
           JDN Real Estate - West Lansing, L.P.                    Georgia
           JDN Real Estate - Hickory Creek, L.P.                   Georgia
           JDN Real Estate - Parker Pavilions, L.P.                Georgia
           JDN Real Estate - Turner Hill, L.P.                     Georgia
           JDN Real Estate - Cumming, L.P.                         Georgia
           JDN Real Estate - Bridgewood Fort Worth, L.P.           Georgia
           JDN Real Estate - West Lafayette, L.P.                  Georgia
           JDN Real Estate - Conyers, L.P.                         Georgia
           JDN Real Estate - Pioneer Hills II, L.P.                Georgia
           JDN Real Estate - Pensacola, L.P.                       Georgia
           JDN Real Estate - Freehold, L.P.                        Georgia
           JDN Real Estate - Southlake, L.P.                       Georgia

     (3)   Entities in which JDN Realty Holdings, L.P. is the General Partner
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     and JDN Development Investment, L.P. is the Limited Partner
     -----------------------------------------------------------

           JDN Real Estate - McDonough, L.P.                       Georgia

B.   Other Related Entities

     Pepperell Corners, L.P./2/                                    Alabama
     Goldberg Property Associates, Inc./3/                         Colorado
     JDN - Zaremba Venture I, LLC/4/                               Delaware
     JDN Intermountain Development,
         Parker Pavilion, LLC/5/                                   Georgia
     JDN Intermountain Development,
         Pioneer Hills, LLC/6/                                     Georgia
     Ft. Collins Partners, LLC/7/                                  Colorado
     Hendon Atlantic Rim/Johns Creek, LLC/8/                       Georgia

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/1/ JDN Development Company, Inc. owns a 99% interest in this entity.
/2/ JDN of Alabama Realty Corporation owns a 1% general partnership interest and a 10.64% limited partnership interest in this entity.
/3/ This entity is a subsidiary of JDN Intermountain Development Corp.
/4/ JDN Real Estate - Pooler, L.P. owns a 50% interest in this entity and is the Managing Member. Zaremba Foxfield Pooler, LP ownsthe remaining 50% interest in this entity.
/5/ JDN Real Estate - Parker Pavilions, L.P. owns a 100% interest in this entity.
/6/ JDN Real Estate - Pioneer Hills, L.P. owns a 100% interest in this entity. /7/ Goldberg Property Associates owns a 100% interest in this entity.
/8/ JDN Realty Corporation owns a 49% interest in this entity.